Exhibit 23.2

              [LETTERHEAD OF DALE MATHESON CARR-HILTON LABONTE LLP]



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Registration Statement on Form SB-2 of our report dated October 11, 2006 relating to the financial statements of Madrona Ventures Inc. appearing in the Prospectus which is part of this Registration Statement and to the reference to our firm under the caption "Experts" in such Prospectus.


                                                                        /s/ DMCL
                                           -------------------------------------
                                           Dale Matheson Carr-Hilton LaBonte LLP
                                                           Chartered Accountants
Vancouver, Canada
December 27, 2006